EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to The Coca-Cola Company Deferred Compensation Plan and to the incorporation by reference therein of our reports dated January 26, 2001, with respect to the consolidated financial statements of The Coca-Cola Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                       /s/Ernst & Young LLP

Atlanta, Georgia
February 20, 2002